Table 1


                                                Percent of          Amount
Filing Person                   Shares          Outstanding        of Funds
-------------                   ------          -----------        --------

Jamie Coppedge                   133,250             1.2%                $0*
H. Whit Ehrler                 173,334**           0.2%**            $50,000
Christopher Kuhn               120,000**           0.1%**            $40,000
Chris Lynch                      133,250             1.2%                $0*
Donna McDaniels                  209,532             1.9%                $0*
Marvin McDaniels                 209,533             1.9%                $0*
Bill Perkin                      106,601              .9%            $12,600
Jerry Rutherford               1,296,569            11.7%           $178,000
Ross Summers                     509,502             4.7%            $90,000
Jeffrey Wasson                 1,692,067            15.6%                $0*


*Received as a grant from the Company
**Includes  number of shares  underlying stock option  exercisable  within sixty
(60) days.